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                                  EXHIBIT 21.1
                          SUBSIDIARIES OF THE COMPANY



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
                                                Jurisdiction of
Subsidiary                              Incorporation or Organization
----------                              -----------------------------
I.H.F.P., Inc.                                    Delaware
Luck's, Incorporated                              Delaware
M. Polaner, Inc.                                  Delaware
Canadian Home Products Limited                    Canada
Heritage Brands Holdings, Inc.                    Delaware
Heritage Brands, Inc.                             Delaware
Campfire, Inc.                                    Delaware
Bumble Bee Acquisition Corporation                Delaware
Sociedad Ecuatoriama de Alimentos
  Frigorificos Manta C.A.                         Ecuador
Commerce Acquisition Corporation                  Delaware
SFSHC Acquisition Corporation                     Delaware
BBII Acquisition Corporation                      Delaware
Pesquena Manteuse de Alun
  Mantatun, S.A.                                  Ecuador
DM US Holding Corp.                               Delaware
HMTF Mexico Holdings, S.A. de C.V.                Mexico
Productos Del Monte, S.A. de C.V.                 Mexico
Frutas y Verduras Selectas, S. de R.L.
  de C.V.                                         Mexico
Creative Products, Inc.                           Delaware
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